EXHIBIT 99.2
PRIME GROUP REALTY TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

PRIME GROUP REALTY TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
BASIS OF PRESENTATION
The accompanying unaudited pro forma condensed consolidated financial statements reflect the financial position and results of operations of the Company after giving effect to the transaction described in Item 1.01 of this filing.
These unaudited pro forma statements have been prepared by the Company based upon transactions identified in the related footnotes. The pro forma adjustments presented herein are shown for comparative purposes only, and the Company’s financial statements will reflect the transaction described in Item 1.01 on the transaction effective date of July 16, 2009. The unaudited pro forma statements are based on the previously reported historical financial statements of the Company and should be read in conjunction with those financial statements and the related footnotes included in the Company’s Form 10-Q for the quarterly period ended June 30, 2009 and Form 10-K for the year ended December 31, 2008.
The unaudited pro forma condensed consolidated balance sheet assumes the transaction took place on June 30, 2009. The unaudited pro forma condensed consolidated statements of operations assumes the transaction took place at the beginning of the period.

Prime Group Realty Trust
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2009
(Dollars in thousands)

			Pro
	Historical (1)	Adjustments (2)	Forma

Assets
Real estate:
Land	$80,216	$—	$80,216
Building and improvements	330,257	—	330,257
Tenant improvements	57,885	—	57,885
Furniture, fixtures and equipment	1,163	—	1,163

	469,521	—	469,521
Accumulated depreciation	(72,885)	—	(72,885)

	396,636	—	396,636
In—place lease value, net	7,330	—	7,330
Above—market lease value, net	9,164	—	9,164

	413,130	—	413,130

Cash and cash equivalents	12,958	—	12,958
Receivables, net of allowance for doubtful accounts of $1,018:
Tenant	940	—	940
Deferred rent	13,603	—	13,603
Other	865	—	865
Restricted cash escrows	36,911	—	36,911
Deferred costs, net	14,905	—	14,905
Other	612	—	612

Total assets	$493,924	$—	$493,924

Liabilities and Equity (Deficit)

Mortgage and notes payable	$444,984	$(80,000)	$364,984
Accrued interest payable	4,289	—	4,289
Accrued real estate taxes	20,620	—	20,620
Accrued tenant improvement allowances	3,012	—	3,012
Accrued environmental remediation liabilities	8,110	—	8,110
Accounts payable and accrued expenses	11,363	(2,100)	9,263
Liabilities for leases assumed	3,232	—	3,232
Below—market lease value, net	3,847	—	3,847
Other	7,163	—	7,163

Total liabilities	506,620	(82,100)	424,520

Total equity — Prime Group Realty Trust	2,091	82,100	84,191
Noncontrolling interest	(14,787)	—	(14,787)

Total equity (deficit)	(12,696)	82,100	69,404

Total liabilities and equity	$493,924	$—	$493,924

See accompanying notes.

Prime Group Realty Trust
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2009
(Dollars in Thousands, except shares and per share amounts)

			Pro
	Historical (1)	Adjustments(2)	Forma
Revenue:
Rental	$21,681	$—	$21,681
Tenant reimbursements	15,153	—	15,153
Other property revenues	2,585	—	2,585
Services Company revenue	506	—	506

Total revenue	39,925	—	39,925

Expenses:
Property operations	13,099	—	13,099
Real estate taxes	7,412	—	7,412
Depreciation and amortization	15,606	—	15,606
General and administrative	4,050	—	4,050
Services Company operations	635	—	635
Provision for asset impairment	6,860	—	6,860

Total expenses	47,662	—	47,662

Operating loss	(7,737)	—	(7,737)
Interest and other income	4,982	—	4,982
Income from investments in unconsolidated joint ventures	31	—	31
Interest:
Expense	(15,876)	4,222	(11,654)
Amortization of deferred financing costs	(3,670)	3,100	(570)

Income (loss) from continuing operations	$(22,270)	$7,322	$(14,948)

Loss from continuing operations per common share (basic and diluted)	$(31.68)		$(0.72)

Weighted average common shares outstanding (basic and diluted)	236,483		236,483

See accompanying notes.

Prime Group Realty Trust
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year ended December 31, 2008
(Dollars in Thousands, except shares and per share amounts)

			Pro
	Historical (1)	Adjustments(2)	Forma
Revenue:
Rental	$34,464	$—	$34,464
Tenant reimbursements	23,015	—	23,015
Other property revenues	6,198	—	6,198
Services Company revenue	1,163	—	1,163

Total revenue	64,840	—	64,840

Expenses:
Property operations	23,067	—	23,067
Real estate taxes	11,525	—	11,525
Depreciation and amortization	21,084	—	21,084
General and administrative	6,873	—	6,873
Services Company operations	1,484	—	1,484
Provision for asset impairment	1,600	—	1,600
Total expenses	65,633	—	65,633

Operating loss	(793)	—	(793)
Loss from investments in unconsolidated joint ventures	(60,343)	60,352	9
Provision for asset impairment from unconsolidated joint ventures	(5,633)	5,633	—
Interest and other income	1,271	—	1,271
Interest:
Expense	(30,085)	9,174	(20,911)
Amortization of deferred financing costs	(2,244)	1,210	(1,034)
Gain on sales of real estate and joint venture interests	39,194	—	39,194
Recovery of distributions and losses to noncontrolling interest in excess of basis	14,222	—	14,222
Distributions and losses to noncontrolling interest in excess of basis	(20,293)	—	(20,293)

Income (loss) from continuing operations	$(64,704)	$76,369	$11,665

Loss from continuing operations per common share (basic and diluted)	$(348.29)		$(25.34)

Weighted average common shares outstanding (basic and diluted)	236,483		236,483

See accompanying notes.

Prime Group Realty Trust
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2009

(1)	Represents the Company’s historical consolidated balance sheet as of June 30, 2009.

(2)
Reflects the elimination of the Company’s historical amounts related to PGRT ESH, Inc. which sold its membership interest in BHAC Capital IV, L.L.C. and the related loan assumed by the purchaser LSG-ESH LLC, an affiliate of the Company’s Chairman of the Board and parent company, which is being reflected as an equity transaction for presentation purposes.

Prime Group Realty Trust
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2009 and Year Ended December 31, 2008

(1)	Represents the Company’s historical consolidated statements of operations.

(2)
Reflects the elimination of the Company’s historical amounts related to PGRT ESH, Inc. which sold its membership interest in BHAC Capital IV, L.L.C. and the related loan assumed by the purchaser LSG-ESH LLC, an affiliate of the Company’s Chairman of the Board and parent company.